Execution Version OMM_US:80946120.1 CENTRUS ENERGY CORP. AMENDMENT NO. 1 TO AT MARKET ISSUANCE SALES AGREEMENT December 5, 2022 B. Riley Securities, Inc. 299 Park Avenue, 21st Floor New York, NY 10171 Lake Street Capital Markets, LLC 920 Second Avenue South, Suite 700 Minneapolis, MN 55402 Ladies and Gentlemen: Reference is made to the At Market Issuance Sales Agreement, dated December 31, 2020 (the “Agreement”) between Centrus Energy Corp., a Delaware corporation (the “Company”), and B. Riley Securities, Inc. and Lake Street Capital Markets, LLC (each, an “Agent” and collectively, the “Agents”), pursuant to which the Company agreed to issue and sell through or to the Agents, as sales agent or principal, shares of the Company’s Class A Common Stock, par value $0.10 per share (the “Common Stock”). All capitalized terms used in this Amendment No. 1 to the Agreement (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement. The Company and the Agents agree as follows: Section 1. Amendments to Agreement. The Agreement is amended as follows, effective as of the date hereof. (a) The fifth sentence of the first paragraph of Section 1 is hereby deleted and replaced with the following: “The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement, with such prospectus supplement and any subsequent prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act specifically relating to the Placement Shares to be issued from time to time pursuant to this Agreement (the “Prospectus Supplement”).” (b) The eighth sentence of the first paragraph of Section 1 is hereby deleted and replaced with the following: “The base prospectus, including all documents incorporated or deemed incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), included in the Registration Statement, as it may be supplemented by the Prospectus Supplement and any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to the Placement Shares, in the form in which such base prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Section 2. No Other Amendments. Except as set forth in Section 1 above, all the terms and provisions of the Agreement shall continue in full force and effect.

OMM_US:80946120.1 Section 3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile transmission or email of a .pdf attachment. Section 4. Law; Construction. This Amendment and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Amendment, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York. [Signature Page Follows]

[Signature Page to Amendment No. 1 to At Market Issuance Sales Agreement] If the foregoing correctly sets forth the understanding between the Company and each of the Agents, please so indicate in the space provided below for that purpose, whereupon this Amendment shall constitute a binding agreement between the Company and each of the Agents. Very truly yours, CENTRUS ENERGY CORP. By: Name: Philip Strawbridge Title: Chief Financial Officer ACCEPTED as of the date first above written: B. RILEY SECURITIES, INC. By: Name: Title: LAKE STREET CAPITAL MARKETS, LLC By: Name: Title:

[Signature Page to Amendment No. 1 to At Market Issuance Sales Agreement] If the foregoing correctly sets forth the understanding between the Company and each of the Agents, please so indicate in the space provided below for that purpose, whereupon this Amendment shall constitute a binding agreement between the Company and each of the Agents. Very truly yours, CENTRUS ENERGY CORP. By: Name: Philip Strawbridge Title: Chief Financial Officer ACCEPTED as of the date first above written: B. RILEY SECURITIES, INC. By: Name: Title: LAKE STREET CAPITAL MARKETS, LLC By: Name: Title:

[Signature Page to Amendment No. 1 to At Market Issuance Sales Agreement] If the foregoing correctly sets forth the understanding between the Company and each of the Agents, please so indicate in the space provided below for that purpose, whereupon this Amendment shall constitute a binding agreement between the Company and each of the Agents. Very truly yours, CENTRUS ENERGY CORP. By: Name: Philip Strawbridge Title: Chief Financial Officer ACCEPTED as of the date first above written: B. RILEY SECURITIES, INC. By: Name: Title: LAKE STREET CAPITAL MARKETS, LLC By: Name: Title: Michael Townley Head of Investment Banking